Exhibit 99.1
October 16, 2017

Fellow shareholders,

We are growing nicely across the world and are on track to exceed $11 billion in revenue in 2017. Internet entertainment is delighting consumers, and we are staying at the forefront of this once-in-a-generation opportunity.

(in millions except per share data and Streaming Content Obligations)	Q3 '16	Q4'16	Q1'17	Q2'17	Q3'17	Q4'17 Forecast
Total (Including DVD):
Revenue	$2,290	$2,478	$2,637	$2,785	$2,985	$3,274
Y/Y % Growth	31.7%	35.9%	34.7%	32.3%	30.3%	32.1%
Operating Income	$106	$154	$257	$128	$209	$238
Operating Margin	4.6%	6.2%	9.7%	4.6%	7.0%	7.3%
Net Income	$52	$67	$178	$66	$130	$183
Diluted EPS	$0.12	$0.15	$0.40	$0.15	$0.29	$0.41

Total Streaming:
Revenue	$2,158	$2,351	$2,516	$2,671	$2,875	$3,169
Y/Y % Growth	36.5%	40.6%	38.8%	35.8%	33.2%	34.8%
Paid Memberships	83.28	89.09	94.36	99.04	104.02	109.07
Total Memberships	86.74	93.80	98.75	103.95	109.25	115.55
Net Additions	3.57	7.05	4.95	5.20	5.30	6.30

US Streaming:
Revenue	$1,304	$1,403	$1,470	$1,505	$1,547	$1,616
Contribution Profit	$475	$536	$606	$560	$554	$556
Contribution Margin	36.4%	38.2%	41.2%	37.2%	35.8%	34.4%
Paid Memberships	46.48	47.91	49.38	50.32	51.35	52.05
Total Memberships	47.50	49.43	50.85	51.92	52.77	54.02
Net Additions	0.37	1.93	1.42	1.07	0.85	1.25

International Streaming:
Revenue	$853	$948	$1,046	$1,165	$1,327	$1,553
Contribution Profit (Loss)	$(69)	$(67)	$43	$(13)	$62	$115
Contribution Margin	(8.0)%	(7.0)%	4.1%	(1.1)%	4.7%	7.4%
Paid Memberships	36.80	41.19	44.99	48.71	52.68	57.03
Total Memberships	39.25	44.37	47.89	52.03	56.48	61.53
Net Additions	3.20	5.12	3.53	4.14	4.45	5.05

Consolidated:
Net cash (used in) operating activities	$(462)	$(557)	$(344)	$(535)	$(420)
Free Cash Flow	$(506)	$(639)	$(423)	$(608)	$(465)
EBITDA	$164	$212	$317	$190	$273
Shares (FD)	438.4	440.1	445.5	446.3	447.4
Streaming Content Obligations* ($B)	14.4	14.5	15.3	15.7	17.0
*Corresponds to our total known streaming content obligations as defined in our financial statements and related notes in our most recently filed SEC Form 10-K

1

Q3 Results and Q4 Forecast

Global streaming revenue in Q3 rose 33% year over year, driven by a 24% increase in average paid memberships and 7% growth in ASP. Operating income nearly doubled year-over-year to $209 million with our Q3 global operating margin of 7.0% putting us right on track to achieve our full year target of 7%. EPS of $0.29 included a pre-tax $51 million non-cash loss from F/X remeasurement on our Euro bond (or $39 million after tax based on a 24% tax rate). Higher than expected excess tax benefit from stock based compensation benefited our tax rate by $5 million vs. our forecast. As a reminder, the quarterly guidance we provide is our actual internal forecast at the time we report.
We added a Q3-record 5.3 million memberships globally (up 49% year-over-year) as we continued to benefit from strong appetite for our original series and films, as well as the adoption of internet entertainment across the world. Relative to our guidance of 4.4 million net adds, we under-forecasted both US and international acquisition. Year to date net adds of 15.5 million are up 29% versus last year.
Domestic contribution margin in Q3 of 35.8% vs. 36.4% last year was below our forecast of 37.1% due primarily to the earlier-than-anticipated close of certain content deals. The foreign currency impact in the quarter was +$13 million and Q3 international revenue grew 54% year over year, excluding currency. F/X-neutral ASP increased 7.4% year over year. International contribution profit margin of 4.7% exceeded our 2.3% guidance, also due to the timing of content deals.
For Q4, we forecast global net adds of 6.30m (1.25m in the US and 5.05m internationally) vs. 7.05m in the year ago quarter (which was our all-time high for quarterly net adds). We recently announced price adjustments in many markets to our HD and 4K video plans while keeping our SD plan mostly unchanged (still $7.99 in the US, for instance). Existing members will be notified and their prices will be adjusted on a rolling basis over the next few months. Increased revenue over time will help us grow our content offering and continue our global operating margin growth.
We’ve been focused on growing global operating margin as our primary profitability metric since hitting our 2020 US contribution margin goal of 40% this past Q1. This allows us to avoid near term optimization for specific domestic or international contribution margin targets which could impede our long term growth. For instance, we anticipate our Q4’17 US contribution margin will be 34.4% (a decline both year-on-year and sequentially) as we boost our marketing investment against a growing content slate. We spend disproportionately in the US to generate media and influencer awareness for our programming which we believe, in turn, is an effective way to facilitate word of mouth globally. In our international segment, we are on track to generate positive contribution profit for the full year. As we move into 2018, we aim to achieve steady improvement in international profitability and a growing operating margin as our success in many large markets helps fund investments throughout Asia and the rest of the world.
Content

Five years ago, we embarked on our original programming strategy and we’re very pleased with our progress in transforming Netflix from a service with not just second run content but also must-see new releases, like Stranger Things, Orange is the New Black, House of Cards, Fuller House, Making a Murderer, Narcos, The Crown and 13 Reasons Why, among many others.
This quarter, we launched several new series such as the gritty drama Ozark and comedy Friends from College by Nick Stoller as well as Marvel’s The Defenders and returning seasons of fan favorites like Narcos and Fuller House. We’re also making good strides on original films (as measured by member

2

viewing relative to our investment) with the debut of Death Note (based on the popular Japanese IP), Naked (a romantic comedy featuring Marlon Wayans) and To the Bone (an intense drama starring Lily Collins).
Investors often ask us about continued access to content from diversified media companies. While we have multi-year deals in place preventing any sudden reduction in content licensing, the long-term trends are clear. Our future largely lies in exclusive original content that drives both excitement around Netflix and enormous viewing satisfaction for our global membership and its wide variety of tastes. Our investment in Netflix originals is over a quarter of our total P&L content budget in 2017 and will continue to grow. With $17 billion in content commitments over the next several years and a growing library of owned content ($2.5 billion net book value at the end of the quarter), we remain quite comfortable with our ability to please our members around the world. We’ll spend $7-8 billion on content (on a P&L basis) in 2018.
Just as we moved from second-run content to licensed originals and then to Netflix-produced originals, we are progressing even further up the value chain to work directly with talented content creators. In August, we announced an overall deal with Shonda Rhimes1, the creator of global smash hits like Grey’s Anatomy, How to Get Away with Murder, Scandal, and others. We also acquired Millarworld2, our one M&A transaction in our 20 year history, the home of legendary comic book writer Mark Millar. Our goal is to work with the best creators in the world and own the underlying intellectual property so that we can continue to deliver amazing content to our members across the globe.
In working with the best talent, we strive hard for awards recognition. At this year’s Primetime Emmys, we scored 20 wins out of 92 nominations, second only to HBO, spread across eight different titles.
Competition

Since 2013, we’ve taken the Long Term View3 that we’re in the early stages of the worldwide, multi-decade transition from linear TV to internet entertainment. Recently, it’s been unfolding right before our eyes: Disney4 announced plans to launch direct-to-consumer services for ESPN and its other brands, cable network owners are licensing their channels to virtual MVPDs like Hulu, YouTube, Sling TV, and DirecTV Now, CBS’ All Access is expanding internationally5, Apple is reportedly planning on spending $1 billion on original content and Amazon is streaming NFL games while its Prime Video service has gone global. Facebook launched its Watch tab6 for original videos.
At the same time, linear TV networks like MTV7, A&E8 and WGN9 are cutting down on scripted series. Last year, the number of original scripted series on linear TV (across broadcast, premium and basic cable) began to decrease as online services ramped up activity.
It’s an exciting period and both media and technology companies see the same big opportunity as we do. We have a good head start but our job is to improve Netflix as rapidly as possible to please our members by earning their viewing time and to stay ahead of the competition in the decades to come.
___________________________________
1 https://media.netflix.com/en/press-releases/shonda-rhimes-and-shondland-come-to-netflix
2 https://media.netflix.com/en/press-releases/netflix-acquires-millarworld-1
3https://ir.netflix.com/long-term-view.cfm
4https://www.nytimes.com/2017/09/07/business/media/disney-streaming-services.html
5 http://deadline.com/2017/09/les-moonves-cbs-all-access-launch-australia-company-boosts-digital-international-1202169571/
6 https://techcrunch.com/2017/08/09/facebook-watch/
7http://variety.com/2017/tv/news/mtv-turnaround-viacom-chris-mccarthy-mary-and-jane-cancel-1201983349/
8http://tvline.com/2017/04/27/ae-no-scripted-shows-reality-tv/
9http://deadline.com/2017/05/wgn-america-focus-cost-effective-originals-reruns-sinclair-ceo-1202086763/

3

Product and Partnerships

Ironically, as linear networks move outside of the traditional bundle and into direct-to-consumer applications, we are working more closely than ever with MVPDs/ISPs and other distributors. Building on our Q2 partnership with SFR/Altice in France, where Netflix is sold in a package with high speed Internet and TV services, and an earlier, comparable partnership with Proximus of Belgium, this past quarter we announced the bundling of Netflix into T-Mobile’s ONE family plan10. Our partners are enthusiastic about the response to these bundles as the excitement around our big content enhances their offerings.
Our goal with all of our partnerships is to make it easy for members to sign up, pay and enjoy Netflix. We are pleased with the early results and we will continue pursuing these bundling opportunities as a complement to our core direct-to-consumer approach.
Free Cashflow and Capital Structure

Free cash flow in Q3 totaled -$465 million vs. -$506 million last year and -$608 million in Q2’17. There is no change to our expectation for FCF of -$2.0 to -$2.5 billion for the full year 2017. Negative FCF, despite growing operating income, is due to growth of our content spend, original content in particular, where we pay for the titles before consumers enjoy the content, and the asset is amortized by estimated viewing over time. We anticipate financing our capital needs in the debt market as our after-tax cost of debt is lower than our cost of equity.
Summary

This quarter, among other new offerings, we are releasing the second Netflix original series from David Fincher (Mindhunter), new seasons of our globally acclaimed franchises Stranger Things and The Crown, our first Italian and German original shows (Suburra and Dark) and our most ambitious film yet, Bright, starring Will Smith and directed by David Ayer.
We feel privileged to be working with great artists all over the world and to be able to bring their creations to a big, and growing, global audience. We’re delighted that consumers are embracing internet entertainment and are finding value and pleasure in the incredible stories offered by Netflix.
For quick reference, our eight most recent investor letters are: July 201711, April 201712, January 2017,13 October 201614, July 201615, April 201616, January, 201617, October 201518.

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10 https://newsroom.t-mobile.com/news-and-blogs/tmobile-uncarrier-netflix.htm
11http://files.shareholder.com/downloads/NFLX/3639218336x0x949716/CFB029CB-65E5-43D3-A87D-998FEFAA64C0/Q2_17_Shareholder_Letter.pdf
12http://files.shareholder.com/downloads/NFLX/3639218336x0x937576/7DAD8A22-F8FE-4339-A534-4A851A5C68E5/Q117ShareholderLetterV2FINAL.pdf
13http://files.shareholder.com/downloads/NFLX/3639218336x0x924415/A5ACACF9-9C17-44E6-B74A-628CE049C1B0/Q416ShareholderLetter.pdf
14http://files.shareholder.com/downloads/NFLX/2457496703x0x912075/700E14FD-12BE-4C3A-9283-9A975C7FE549/FINAL_Q3_Letter.pdf
15http://files.shareholder.com/downloads/NFLX/2457496703x0x900152/4D4F0167-4BE2-4DC1-ACC7-759F1561CD59/Q216LettertoShareholders_FINAL_w_Tables.pdf
16http://files.shareholder.com/downloads/NFLX/1662264494x0x886428/5FB5A3DF-F23A-4BB1-AC37-583BAEF2A1EE/Q116LettertoShareholders_W_TABLES_.pdf
17http://files.shareholder.com/downloads/NFLX/1481171463x0x870685/C6213FF9-5498-4084-A0FF-74363CEE35A1/Q4_15_Letter_to_Shareholders_-_COMBINED.pdf
18http://files.shareholder.com/downloads/NFLX/4124769775x7871834x854558/9B28F30F-BF2F-4C5D-AAFF-AA9AA8F4779D/FINAL_Q3_15_Letter_to_Shareholders_With_Tables_.pdf

4

Earnings Interview, 3pm PST October 16th, 2017
Our video interview with Doug Mitchelson of UBS will be on youtube/netflixir at 3pm PST today. Questions that investors would like to see asked should be sent to doug.mitchelson@ubs.com. Reed Hastings, CEO, David Wells, CFO, Ted Sarandos, Chief Content Officer, Greg Peters, Chief Product Officer and Spencer Wang, VP of Investor Relations will all be on the video to answer Doug’s questions.

IR Contact:	PR Contact:
Spencer Wang	Jonathan Friedland
Vice President, Finance & Investor Relations	Chief Communications Officer
408 809-5360	310 734-2958

5

Use of Non-GAAP Measures

This shareholder letter and its attachments include reference to the non-GAAP financial measure of free cash flow and EBITDA. Management believes that free cash flow and EBITDA are important liquidity metrics because they measure, during a given period, the amount of cash generated that is available to repay debt obligations, make investments and for certain other activities or the amount of cash used in operations, including investments in global streaming content. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income, operating income, diluted earnings per share and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. Reconciliation to the GAAP equivalent of these non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

Forward-Looking Statements

This shareholder letter contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding growing revenues and our position within internet entertainment; price changes, increasing revenues, content spend and growing margin; marketing spend; investment in Asia and Rest of World markets; our original programming strategy; access to content, competition, and partnerships, including bundles; free cash flow and financing; domestic and international net, total and paid members; revenue; contribution profit (loss) and contribution margin for both domestic international operations, as well as consolidated operating income, operating margin; net income, earnings per share and free cash flow. The forward-looking statements in this letter are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: our ability to attract new members and retain existing members; our ability to compete effectively; maintenance and expansion of device platforms and partnerships for streaming our service; fluctuations in consumer usage of our service; service disruptions; production risks; actions of Internet Service Providers; and, competition, including consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 27, 2017. The Company provides internal forecast numbers. Investors should anticipate that actual performance will vary from these forecast numbers based on risks and uncertainties discussed above and in our Annual Report on Form 10-K. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this shareholder letter.

6

Netflix, Inc.
Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Revenues	$2,984,859	$2,785,464	$2,290,188	$8,406,958	$6,353,128
Cost of revenues	1,992,980	1,902,308	1,532,844	5,552,312	4,375,482
Marketing	312,490	274,323	282,043	858,083	706,082
Technology and development	255,236	267,083	216,099	779,427	626,907
General and administrative	215,526	213,943	153,166	623,760	418,798
Operating income	208,627	127,807	106,036	593,376	225,859
Other income (expense):
Interest expense	(60,688)	(55,482)	(35,536)	(162,912)	(106,528)
Interest and other income (expense)	(31,702)	(58,363)	8,627	(76,473)	50,907
Income before income taxes	116,237	13,962	79,127	353,991	170,238
Provision for (benefit from) income taxes	(13,353)	(51,638)	27,610	(19,421)	50,308
Net income	$129,590	$65,600	$51,517	$373,412	$119,930
Earnings per share:
Basic	$0.30	$0.15	$0.12	$0.87	$0.28
Diluted	$0.29	$0.15	$0.12	$0.84	$0.27
Weighted-average common shares outstanding:
Basic	432,404	431,396	428,937	431,473	428,514
Diluted	447,362	446,262	438,389	446,367	438,180

7

Netflix, Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands, except share and par value data)

	As of
	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$1,746,469	$1,467,576
Short-term investments	—	266,206
Current content assets, net	4,223,387	3,726,307
Other current assets	415,492	260,202
Total current assets	6,385,348	5,720,291
Non-current content assets, net	9,739,704	7,274,501
Property and equipment, net	322,421	250,395
Other non-current assets	504,067	341,423
Total assets	$16,951,540	$13,586,610
Liabilities and Stockholders' Equity
Current liabilities:
Current content liabilities	$4,142,086	$3,632,711
Accounts payable	301,443	312,842
Accrued expenses	331,723	197,632
Deferred revenue	535,425	443,472
Total current liabilities	5,310,677	4,586,657
Non-current content liabilities	3,296,504	2,894,654
Long-term debt	4,888,783	3,364,311
Other non-current liabilities	128,215	61,188
Total liabilities	13,624,179	10,906,810
Stockholders' equity:
Common stock	1,807,123	1,599,762
Accumulated other comprehensive loss	(25,362)	(48,565)
Retained earnings	1,545,600	1,128,603
Total stockholders' equity	3,327,361	2,679,800
Total liabilities and stockholders' equity	$16,951,540	$13,586,610

8

Netflix, Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Cash flows from operating activities:
Net income	$129,590	$65,600	$51,517	$373,412	$119,930
Adjustments to reconcile net income to net cash used in operating activities:
Additions to streaming content assets	(2,315,017)	(2,664,421)	(2,442,080)	(7,328,104)	(6,550,445)
Change in streaming content liabilities	(34,587)	514,890	529,885	846,560	1,674,125
Amortization of streaming content assets	1,627,477	1,550,794	1,224,108	4,483,954	3,457,990
Amortization of DVD content assets	13,259	16,511	19,284	48,368	59,746
Depreciation and amortization of property, equipment and intangibles	19,238	18,551	14,410	52,838	43,339
Stock-based compensation expense	44,763	44,028	43,495	133,679	130,029
Excess tax benefits from stock-based compensation	—	—	(12,762)	—	(37,401)
Other non-cash items	9,896	11,519	9,682	43,081	31,479
Foreign currency remeasurement loss on long-term debt	50,830	64,220	—	115,050	—
Deferred taxes	(57,090)	(20,702)	14,338	(104,556)	(20,141)
Changes in operating assets and liabilities:
Other current assets	(41,399)	(80,199)	10,250	(147,000)	48,649
Accounts payable	34,029	(12,439)	27,810	10,590	16,707
Accrued expenses	74,006	(48,042)	28,957	119,506	72,288
Deferred revenue	32,947	46,609	30,230	94,777	80,485
Other non-current assets and liabilities	(7,549)	(41,447)	(11,065)	(40,146)	(43,604)
Net cash used in operating activities	(419,607)	(534,528)	(461,941)	(1,297,991)	(916,824)
Cash flows from investing activities:
Acquisitions of DVD content assets	(10,217)	(7,624)	(17,249)	(43,213)	(58,380)
Purchases of property and equipment	(33,963)	(65,231)	(27,366)	(151,717)	(46,605)
Change in other assets	(1,107)	(1,064)	125	(2,940)	676
Purchases of short-term investments	(2,799)	(14,246)	(128,136)	(74,819)	(181,590)
Proceeds from sale of short-term investments	250,278	14,128	171,747	320,154	198,687
Proceeds from maturities of short-term investments	—	17,605	24,855	22,705	112,555
Net cash provided by investing activities	202,192	(56,432)	23,976	70,170	25,343
Cash flows from financing activities:
Proceeds from issuance of debt	—	1,420,510	—	1,420,510	—
Issuance costs	(312)	(15,013)	—	(15,325)	—
Proceeds from issuance of common stock	34,669	14,826	3,819	73,673	11,587
Excess tax benefits from stock-based compensation	—	—	12,762	—	37,401
Other financing activities	65	63	58	189	170
Net cash provided by financing activities	34,422	1,420,386	16,639	1,479,047	49,158
Effect of exchange rate changes on cash and cash equivalents	10,685	11,527	(441)	27,667	2,151
Net increase (decrease) in cash and cash equivalents	(172,308)	840,953	(421,767)	278,893	(840,172)
Cash and cash equivalents, beginning of period	1,918,777	1,077,824	1,390,925	1,467,576	1,809,330
Cash and cash equivalents, end of period	$1,746,469	$1,918,777	$969,158	$1,746,469	$969,158

	Three Months Ended			Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Non-GAAP free cash flow reconciliation:
Net cash used in operating activities	$(419,607)	$(534,528)	$(461,941)	$(1,297,991)	$(916,824)
Acquisitions of DVD content assets	(10,217)	(7,624)	(17,249)	(43,213)	(58,380)
Purchases of property and equipment	(33,963)	(65,231)	(27,366)	(151,717)	(46,605)
Change in other assets	(1,107)	(1,064)	125	(2,940)	676
Non-GAAP free cash flow	$(464,894)	$(608,447)	$(506,431)	$(1,495,861)	$(1,021,133)

9

Netflix, Inc.
Segment Information
(unaudited)
(in thousands)

	As of / Three Months Ended			As of/ Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Domestic Streaming
Total memberships at end of period	52,772	51,921	47,497	52,772	47,497
Paid memberships at end of period	51,345	50,323	46,479	51,345	46,479

Revenues	$1,547,210	$1,505,499	$1,304,333	$4,522,751	$3,673,845
Cost of revenues	864,408	831,962	720,658	2,445,858	2,094,310
Marketing	128,901	113,608	108,495	357,547	277,243
Contribution profit	553,901	559,929	475,180	1,719,346	1,302,292

International Streaming
Total memberships at end of period	56,476	52,031	39,246	56,476	39,246
Paid memberships at end of period	52,678	48,713	36,799	52,678	36,799

Revenues	$1,327,435	$1,165,228	$853,480	$3,538,862	$2,263,429
Cost of revenues	1,081,485	1,017,612	748,515	2,946,414	2,076,576
Marketing	183,589	160,715	173,548	500,536	428,839
Contribution profit (loss)	62,361	(13,099)	(68,583)	91,912	(241,986)

Domestic DVD
Total memberships at end of period	3,569	3,758	4,273	3,569	4,273
Paid memberships at end of period	3,520	3,692	4,194	3,520	4,194

Revenues	$110,214	$114,737	$132,375	$345,345	$415,854
Cost of revenues	47,087	52,734	63,671	160,040	204,596
Contribution profit	63,127	62,003	68,704	185,305	211,258

Consolidated

Revenues	$2,984,859	$2,785,464	$2,290,188	$8,406,958	$6,353,128
Cost of revenues	1,992,980	1,902,308	1,532,844	5,552,312	4,375,482
Marketing	312,490	274,323	282,043	858,083	706,082
Contribution profit	679,389	608,833	475,301	1,996,563	1,271,564
Other operating expenses	470,762	481,026	369,265	1,403,187	1,045,705
Operating income	208,627	127,807	106,036	593,376	225,859
Other expense	(92,390)	(113,845)	(26,909)	(239,385)	(55,621)
Provision for (benefit from) income taxes	(13,353)	(51,638)	27,610	(19,421)	50,308
Net income	$129,590	$65,600	$51,517	$373,412	$119,930

10

Netflix, Inc.
Non-GAAP Information
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017
Non-GAAP Adjusted EBITDA reconciliation:
GAAP net income	$51,517	$66,748	$178,222	$65,600	$129,590
Add:
Interest and other (income) expense	26,909	63,665	33,150	113,845	92,390
Provision for (benefit from) income taxes	27,610	23,521	45,570	(51,638)	(13,353)
Depreciation and amortization of property, equipment and intangibles	14,410	14,189	15,049	18,551	19,238
Stock-based compensation expense	43,495	43,646	44,888	44,028	44,763
Adjusted EBITDA	$163,941	$211,769	$316,879	$190,386	$272,628

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